LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
      The undersigned makes, constitutes and appoints each of David C.
Horn, Executive Vice President, General Counsel and Secretary, Gregory
A. Hoffbauer, Controller and Chief Accounting Officer, Joseph C. Alter, Assistant General Counsel - Corporate and Chief Compliance Officer,
and Amy K. Dornacher, Assistant Secretary, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority on behalf of and in the name, place and stead of the undersigned to:
      (1)	prepare, execute, acknowledge, deliver and file with the
United States Securities and Exchange Commission (the "SEC") Forms 3,
4, and 5 (including any amendments thereto) with respect to the securities of AK Steel Holding Corporation (the "Company") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, each as amended from time to time (the "Exchange Act");
      (2)	seek or obtain, as the undersigned's representative and
on the undersigned's behalf, information concerning the undersigned's transactions in or with respect to the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees; and
      (3)	to do and perform any and all other acts for and on behalf
of the undersigned which may be necessary or desirable to prepare, acknowledge, complete and execute such Form 3, 4 or 5 (including any amendments thereto) and timely deliver and file such form with the
SEC and any national securities exchange or similar authority.
      The undersigned acknowledges and agrees that:
      (1) this Power of Attorney authorizes, but does not require, each of the foregoing attorneys-in-fact to act in his or her discretion on information provided to such attorneys-in-fact without independent verification of such information;
      (2)	any documents prepared and/or executed by any such attorney-
in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as the attorney-in-fact, in his or her discretion, deems necessary or desirable;
      (3)	neither the Company nor the attorney-in-fact assumes (i)
any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;
      (4)	this Power of Attorney does not relieve the undersigned
from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act; and
      (5)	the undersigned hereby authorizes any third party, including brokers, employee benefit plan administrators and trustees, with information concerning the undersigned's transactions in or with respect to the Company's securities to release such information to any of the foregoing attorneys-in-fact for the purpose of enabling such attorney-in-fact to prepare, execute, acknowledge, deliver and/or file a Form 3, 4 or 5 (including any amendments thereto) with the SEC and any national securities exchange or similar authority on behalf of the undersigned, and approves and ratifies any such release of information. The undersigned hereby further gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.
      This Power of Attorney shall, upon its execution, supersede and replace all prior authorizations to act for the undersigned with respect to the matters herein covered.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 and 5
(or any amendment thereto) with respect to the Company's securities, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2013.

/s/ Dr. James A. Thomson
Dr. James A. Thomson, Director


STATE OF OHIO		)
				)
COUNTY OF BUTLER		)

	On this 21st day of March, 2013, the forgoing signatory personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.
	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

	/s/ David C. Horn
Notary Public

      My commission expires:  My Commission has no expiration date.




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